        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1997
                                                           REGISTRATION NO. 333-




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             PETE'S BREWING COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              CALIFORNIA                                     77-0110743
            --------------                                 ---------------
       (STATE OF INCORPORATION)                          (I.R.S. EMPLOYER
                                                        IDENTIFICATION NO.)

                                 514 HIGH STREET
                           PALO ALTO, CALIFORNIA 94301
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)



                       NONSTATUTORY STOCK OPTION AGREEMENT
                            (FULL TITLE OF THE PLAN)


                                 JEFFREY ATKINS
                             CHIEF EXECUTIVE OFFICER
                             PETE'S BREWING COMPANY
                                 514 HIGH STREET
                           PALO ALTO, CALIFORNIA 94301
                                 (415) 328-7383
                      (NAME, ADDRESS, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   COPIES TO:
                             CHRIS F. FENNELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                             PROPOSED               PROPOSED
                                                              MAXIMUM                MAXIMUM
          TITLE OF EACH CLASS            AMOUNT               OFFERING              AGGREGATE         AMOUNT OF
            OF SECURITIES TO              TO BE                PRICE                 OFFERING        REGISTRATION
             BE REGISTERED             REGISTERED            PER SHARE                PRICE              FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, no par value            12,000 shares           $5.25(1)              $63,000.00          $19.00

=====================================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on October 10, 1997.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents and information heretofore filed with the Securities and Exchange Commission by Pete's Brewing Company (the "Company") are hereby incorporated by reference:

                 (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                 (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, filed pursuant to Section 13(a) of the Exchange Act.

                 (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on September 22, 1995, pursuant to Section 12(b) of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

         Sections 204(a) and 317 of the California General Corporation
Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Securities Exchange Act of 1934, as amended. The Registrant has entered into Indemnification Agreements with its directors and executive officers.

         At present, there is no pending litigation or proceeding involving a directors, officer, employee or other agent of the Registrant in which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit
         Number             Document
         ------             --------

             4.1               Nonstatutory Stock Option Agreement dated
                               July 22, 1997

             5.1               Opinion of Wilson Sonsini Goodrich & Rosati, a
                               Professional Corporation.

            23.1               Consent of Independent Accountants.

            23.2               Consent of Counsel (contained in Exhibit 5.1).

            24.1               Power of Attorney (see page II-5).



ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)      To remove from registration by means of
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the California General Corporations Code, the Restated Articles of Incorporation or the Bylaws of Registrant, Indemnification Agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


             Pursuant to the requirements of the Securities Act of 1933, the Registrant, Pete's Brewing Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 14th day of October, 1997.


                                              PETE'S BREWING COMPANY



                                              By: /s/ JEFFREY ATKINS
                                                  Jeffrey Atkins
                                                  Chief Executive Officer and
                                                  Chief Financial Officer


                                POWER OF ATTORNEY

             KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Jeffrey Atkins and Philip Marineau his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

             PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


         SIGNATURE                       TITLE                      DATE
       -------------                   ---------                  ---------

 /s/ JEFFREY ATKINS             Chief Executive Officer,      October 14, 1997
-------------------------       Chief Financial Officer
(Jeffrey Atkins)                (Principal Executive
                                Officer and Principal
                                Financial Officer)

/s/ PHILIP A. MARINEAU          Chairman of the Board of      October 14, 1997
-------------------------       Directors
(Philip A. Marineau)

                                Director                      October __, 1997
-------------------------
(Hunter Hastings)


/s/ AUDREY MACLEAN              Director                      October 14, 1997
-------------------------
(Audrey MacLean)


/s/ KEVIN O'ROURKE              Director                      October 14, 1997
-------------------------
(Kevin O'Rourke)


/s/ PETE S. SLOSBERG            Director                      October 14, 1997
-------------------------
(Pete S. Slosberg)


/s/ CHRISTOPHER T. SORTWELL     Director                      October 14, 1997
-------------------------
(Christopher T. Sortwell)

                                INDEX TO EXHIBITS



                                                                SEQUENTIALLY
EXHIBIT                                                           NUMBERED
NUMBER                           EXHIBIT                            PAGE
-------    ------------------------------------------------     ------------

   4.1     Nonstatutory Stock Option Agreement
           dated July 22, 1997..................................

   5.1     Opinion of Wilson Sonsini Goodrich & Rosati,
           a Professional Corporation...........................

  23.1     Consent of Independent Accountants...................

  23.2     Consent of Counsel (included in Exhibit 5.1).........

  24.1     Power of Attorney (see page II-4)....................